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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 12, 1998, except as to Note 18, which is as of January 1, 1999 and Note 3, which is as of April 21, 1999 relating to the financial statements of Laser Vision Centers, Inc., which appears in such Prospectus. We also consent to the incorporation by reference of our report dated June 12, 1998, except as to Note 3 which is as of April 21, 1999, which appears on page F-1 of Laser Vision Center, Inc.'s Annual Report on Form 10-K/A for the three years ended April 30, 1998. We also consent to the incorporation by reference of our report dated August 27, 1998, except Note 13, which is as of December 4, 1998, which appears on page 4 of the Current Report on Form 8-K/A dated February 12, 1999 and April 22, 1999. We also consent to the incorporation by reference of our report dated August 27, 1998, except Note 7, which is as of September 1, 1998, which appears on page 22 of the Current Report on Form 8-K/A dated February 12, 1999 and April 22, 1999. We also consent to the reference to us under the heading "Experts".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
May 10, 1999